Exhibit 21.1

LIGAND PHARMACEUTICALS INCORPORATED
LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
Ab Initio Biotherapeutics, Inc.	Delaware
Allergan Ligand Retinoid Therapeutics, Inc.	Delaware
Cita NeuroPharmaceuticals Inc.	Canada
Crystal Bioscience, Inc.	California
CyDex Pharmaceuticals, Inc.	Delaware
Glycomed Incorporated	California
Icagen, LLC	Delaware
Ligand Biopharmaceuticals Incorporated	Delaware
Ligand JVR, Inc.	Delaware
Ligand Pharmaceuticals (Canada) Incorporated	Canada
Ligand Pharmaceuticals International, Inc.	Delaware
Ligand Pharmaceuticals UK Limited	United Kingdom
Metabasis Therapeutics, Inc.	Delaware
Neurogen Corporation	Delaware
OMT I, Inc.	Delaware
OMT II, Inc.	Delaware
OMT, LLC	Delaware
Open Monoclonal Technology, Inc.	Delaware
Pfenex Inc.	Delaware
Pharmacopeia, LLC	Delaware
Seragen Incorporated	Delaware
Seragen Technology, Inc.	Delaware
Taurus Biosciences, LLC	Delaware
Vernalis (Canada II) Inc.	Canada
Vernalis (Canada) Inc.	Canada
Vernalis Development Limited	England and Wales
Vernalis Group Limited	England and Wales
Vernalis plc	England and Wales
Vernalis Research Limited	England and Wales
Vernalis Therapeutics Inc.	Delaware
xCella Biosciences, Inc.	Delaware